Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT: Barbara K. Baker
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES FOURTH QUARTER EARNINGS

o o o o	Sales Reach Industry-leading $468 per Square Foot Results Exceed Consensus Fourth Quarter EPS: $1.02 Fourth Quarter FFO per Share Up 25.6 Percent

        BLOOMFIELD HILLS, Mich, February 3, 2004 — Taubman Centers, Inc. (NYSE:TCO) today issued its financial results for the quarter and year ended December 31, 2003.

        Net Income (loss) allocable to common shareholders per diluted common share (EPS) for the quarter ended December 31, 2003 was $1.02 versus $(0.03) during the fourth quarter of 2002. The increase is due principally to an approximately $48 million gain on the sale of Biltmore Fashion Park (Phoenix, Ariz.). EPS for the year ended December 31, 2003 was $0.41 versus $(0.05) for the year ended December 31, 2002. Costs related to the unsolicited tender offer, now ended, impacted the annual results.

        For the quarter ended December 31, 2003, Funds from Operations (FFO) per share was $0.54, up 25.6 percent from $0.43 for the quarter ended December 31, 2002. Excluding costs related to the unsolicited tender offer incurred during the fourth quarter of 2002, FFO per share for the fourth quarter was up 10.2 percent. Costs incurred during the fourth quarter of 2003 relating to the unsolicited tender offer were offset by insurance recoveries.

        For the year ended December 31, 2003, FFO per share was $1.56, comparable to FFO per share for the year ended December 31, 2002. Excluding the costs related to the unsolicited tender offer, FFO per share for the year was $1.85, up 14.2 percent from $1.62 for the year ended December 31, 2002.

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        “Our 2003 results benefited from increases in our core rents and recoveries, the successful opening of Stony Point Fashion Park (Richmond, Va.), the first full year for The Mall at Millenia (Orlando, Fla.), and acquisitions of interests in Great Lakes Crossing (Auburn Hills, Mich.) and MacArthur Center (Norfolk, Va.) during 2003, and Sunvalley (Concord, Calif.) and Arizona Mills (Tempe, Ariz.) in 2002,” said Robert S. Taubman, Taubman Centers chairman, president and chief executive officer.

Operating Statistics

        Sales per square foot increased 3.0 percent during the fourth quarter and 2.4 percent for the full year, reaching a record level of $468 per square foot. “We are pleased with the continued strong sales performance in our centers,” said Mr. Taubman. “The 2003 holiday season was the best in years with excellent performance among apparel, food and lifestyle groups. Luxury tenants across all categories led our productivity growth.”

        Average rents for the quarter were $43.44, a 3.3 percent increase from the fourth quarter of 2002. For the year, rents averaged $42.97, up 1.9 percent. Opening rents for the year averaged $47.10 and closing rents averaged $42.02 for a rental spread of $5.08 or 12.1 percent. Occupancy for all centers was 86.1 percent on December 31, 2003 versus 87.0 percent on December 31, 2002. Including temporary in-line stores, occupancy on December 31, 2003 was nearly 90 percent.

        “Our core Net Operating Income (NOI) growth rate for both the quarter and the year was 2 percent,” said Mr. Taubman. “This was the result of solid increases in average rents, positive net recoveries and strong specialty leasing. Our occupancy was impacted by unscheduled terminations throughout 2003, many of which were accompanied by lease termination payments. Given our leasing progress to date we are confident we will regain this occupancy during 2004.”

Acquisitions and Divestitures

        During the quarter, Taubman Centers acquired an interest in Waterside Shops at Pelican Bay in Naples, Florida and completed the sale of Biltmore Fashion Park (Phoenix, Ariz.). “We continue to seek opportunities to recycle our capital,” said Mr. Taubman. “This quarter we disposed of a non-strategic asset at an attractive price and invested in a property with a strong redevelopment opportunity in a growing market.”

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Achieved Fixed Rate Debt Target

        In January 2004, the company completed a $347.5 million CMBS (commercial mortgage-backed securities) financing on Beverly Center (Los Angeles, Calif.), refinancing a $146 million 8.36 percent mortgage on the property. The 10-year loan carries an interest rate of 5.5 percent. “This financing provides us with ample liquidity to execute our long range plan for the next several years and brings us to our target of over 75 percent fixed rate debt,” said Lisa A. Payne, executive vice president, chief administrative and financial officer. “It also demonstrates how dominant assets that prosper over time can provide significant capital for reinvestment in our business.”

Financial Outlook

        The company continues to expect 2004 FFO per share in the range of $1.88 to $1.92. The company expects EPS for 2004 to be in the range of $(0.08) to $0.11.

Supplemental Investor Information Available

        The company provides supplemental investor information coincident with its earnings announcements. It is available online at www.taubman.com under “Investor Relations.” This packet includes the following information:

o	Income Statements
o	Reconciliations of Earnings Measures to Net Income
o	Changes in Funds from Operations and Earnings Per Share
o	Components of Other Income
o	Balance Sheets
o	Debt Summary
o	Other Debt Information
o	Construction and Recent Center Openings
o	Capital Spending
o	Acquisitions and Divestitures
o	Operational Statistics
o	Owned Centers
o	Major Tenants in Owned Portfolio
o	Anchors in Owned Portfolio

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Investor Conference Call

        The company will provide an online Web simulcast and rebroadcast of its 2003 fourth quarter earnings release conference call in which the company will review the results for the quarter and year, progress on its development and financing plans. The live broadcast of the conference call will be available online at www.taubman.com under “Investor Relations,” www.companyboardroom.com and www.streetevents.com on February 4 beginning at 11:00 a.m. EST. The online replay will follow shortly after the call and continue for 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally. Taubman Centers currently owns and/or manages 31 urban and suburban regional and super regional shopping centers in 13 states. In addition, Northlake Mall (Charlotte, N.C.) is under construction and will open September 15, 2005. Taubman Centers is headquartered in Bloomfield Hills, Mich.

        This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
For the Three Months and Year Ended December 31, 2003 and 2002

(in thousands of dollars, except as indicated)

	Three Months Ended December 31		Year Ended December 31
	2003	2002	2003	2002
Income before discontinued operations and minority and preferred interests	16,505	14,298	31,292	42,015
Discontinued operations - gains on dispositions of interests in centers (1)	49,578	325	49,578	12,349
Discontinued operations - income from operations (1)	1,130	(1,035)	1,303	1,467
Minority interest in consolidated joint ventures	21	(191)	164	421
Minority share of income of TRG (2)	(27,660)	(3,356)	(28,189)	(17,397)
Distributions less than (in excess of) earnings allocable to minority partners (2)	18,515	(4,984)	(7,312)	(15,429)
TRG preferred distributions	(2,250)	(2,250)	(9,000)	(9,000)
Net income	55,839	2,807	37,836	14,426
Preferred dividends	(4,150)	(4,150)	(16,600)	(16,600)
Net income (loss) allocable to common shareowners	51,689	(1,343)	21,236	(2,174)
Income (loss) from continuing operations per common share - diluted	0.48	(0.02)	(0.13)	(0.16)
Net income (loss) per common share - basic	1.04	(0.03)	0.42	(0.04)
Net income (loss) per common share - diluted	1.02	(0.03)	0.41	(0.05)
Beneficial interest in EBITDA (3)	86,886	74,497	291,264	278,263
Funds from Operations - Operating Partnership (3)	45,756	36,623	132,471	131,840
Funds from Operations allocable to TCO (3)	27,454	22,748	80,049	81,569
Funds from Operations per common share - basic (3)	0.55	0.44	1.59	1.59
Funds from Operations per common share - diluted (3)	0.54	0.43	1.56	1.56
Weighted average number of common shares outstanding	49,867,294	51,793,276	50,387,616	51,239,237
Common shares outstanding at end of period	49,936,786	52,207,756	49,936,786	52,207,756
Weighted average units - Operating Partnership - basic	83,111,912	83,386,284	83,383,334	82,832,245
Weighted average units - Operating Partnership - diluted	84,654,036	84,773,778	84,821,247	84,315,525
Units outstanding at end of period - Operating Partnership	81,839,857	83,974,822	81,839,857	83,974,822
Ownership percentage of the Operating Partnership at end of period	61.1%	62.3%	61.1%	62.3%
Number of owned shopping centers at end of period	21	20	21	20
Operating Statistics:
Mall tenant sales	1,171,787	1,107,650	3,417,572	3,113,620
Mall tenant sales - comparable centers (4)	807,785	796,998	2,371,138	2,325,880
Ending occupancy - comparable centers (4)	88.1%	90.3%	88.1%	90.3%
Ending occupancy	86.1%	87.0%	86.1%	87.0%
Average occupancy - comparable centers (4)	88.0%	90.0%	87.8%	88.2%
Average occupancy	85.9%	86.5%	85.6%	84.8%
Leased space at end of period - comparable centers (4)(5)	90.0%	93.3%	90.0%	93.3%
Leased space at end of period (5)	88.4%	90.3%	88.4%	90.3%
Mall tenant occupancy costs as a percentage of tenant sales (6)	12.1%	12.3%	15.7%	15.8%
Rent per square foot - mall tenants (4)	$43.44	$42.04	$42.97	$42.18

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(1)	In December 2003, the Company sold its interest in Biltmore Fashion Park to The Macerich Company. The sales price consisted of $51 million cash, 705,636 Macerich partnership units and the assumption of $77.4 million of center rate debt. During 2002, the Company sold its interests in La Cumbre Plaza and Paseo Nuevo. Gains on dispositions as well as the results of operations of these centers through their sale dates have been reported as discontinued operations. In 2003, an approximately $2 million additional gain on prior years’ transactions was also recognized.

(2)	Because the Operating Partnership’s balance of net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three months and year ended December 31, 2003 and 2002 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses. In the fourth quarter of 2003, the Operating Partnership’s net income was greater than distributions due to the gain of the disposition of Biltmore. In this case, the excess of the minority interest’s percentage ownership share of net income over distributions is allocated to the Company.

(3)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization, excluding gains on sales of depreciated operating properties of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure. In addition, the Company uses a comparable measure to EBITDA, net operating income (revenues less operating expenses, excluding depreciation and amortization, “NOI”), as an alternative measure to evaluate the operating performance of centers, both on an individual and stabilized portfolio basis.

The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Supplementally, the Company also disclosed FFO per diluted share for all periods presented excluding costs related to the unsolicited tender offer because of the significance and singular nature of these costs. This was the only hostile takeover attempt against the Company in its history and the costs to resist this attempt were clearly not a part of the Company’s normal operating results. The Company believes that given the significance of the costs (the charge reduced FFO per diluted share for the year by 16%) it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures.

TRG’s Beneficial Interest in EBITDA and FFO for the three months ended December 31, 2003 include costs related to the unsolicited tender offer of $4.9 million, offset by $5.1 million of insurance recoveries. For the year ended December 31, 2003, costs related to the unsolicited tender offer of $30.4 million were offset by $5.6 million of insurance recoveries. TRG’s Beneficial Interest in EBITDA and FFO for the three months and year ended December 31, 2002 were restated from previously reported amounts to include costs related to the unsolicited tender offer of $5.1 million, previously excluded from EBITDA and FFO. Additionally, Beneficial Interest in EBITDA and FFO for the year ended December 31, 2002 have been restated to include charges related to technology investments of $8.1 million, recognized during 2002 and previously excluded from EBITDA and FFO.

(4)	Excludes centers opened in 2001, Biltmore Fashion Park, La Cumbre Plaza, The Mall at Millenia, Paseo Nuevo, Stony Point Fashion Park, Sunvalley, and Waterside Shops at Pelican Bay. Waterside Shops at Pelican Bay is managed by the Forbes Company, the Company’s joint venture partner in the project.

(5)	Leased space comprises both occupied space and space that is leased but not yet occupied.

(6)	Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

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TAUBMAN CENTERS, INC.
Income Statement
For the Quarters Ended December 31, 2003 and 2002

(in thousands of dollars)

	2003			2002
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	TOTAL	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	TOTAL

REVENUES:
Minimum rents	56,775	53,584	110,359	51,657	51,474	103,131
Percentage rents	2,381	1,868	4,249	2,624	2,032	4,656
Expense recoveries	32,187	27,618	59,805	29,129	26,780	55,909
Management, leasing and development	6,638		6,638	6,215		6,215
Other	6,616	1,983	8,599	6,386	3,784	10,170

Total revenues	104,597	85,053	189,650	96,011	84,070	180,081

OPERATING COSTS:
Recoverable expenses	27,408	23,339	50,747	27,037	22,730	49,767
Other operating	10,473	7,268	17,741	8,046	6,273	14,319
Costs related to unsolicited tender offer, net of recoveries	(226)		(226)	5,106		5,106
Management, leasing and development	4,972		4,972	5,387		5,387
General and administrative	6,517		6,517	5,785		5,785
Interest expense	22,111	21,011	43,122	20,683	18,594	39,277
Depreciation and amortization	26,748	14,503	41,251	20,943	15,152	36,095

Total operating costs	98,003	66,121	164,124	92,987	62,749	155,736

	6,594	18,932	25,526	3,024	21,321	24,345

Equity in income of Unconsolidated Joint Ventures	9,911			11,274

Income before discontinued operations
and minority and preferred interests	16,505			14,298
Discontinued operations(2):
Gains on dispositions of interests in centers	49,578			325
EBITDA	2,420			1,638
Interest	(1,290)			(1,560)
Depreciation				(1,113)
Minority and preferred interests:
TRG preferred distributions	(2,250)			(2,250)
Minority interest in consolidated joint ventures	21			(191)
Minority share of income of TRG	(27,660)			(3,356)
Distributions less than (in excess of) minority share of income	18,515			(4,984)

Net income	55,839			2,807
Series A preferred dividends	(4,150)			(4,150)

Net income (loss) allocable to common shareowners	51,689			(1,343)

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (3)	57,873	54,446	112,319	46,288	55,067	101,355
EBITDA - outside partners' share	(341)	(25,092)	(25,433)	(2,310)	(24,548)	(26,858)

Beneficial interest in EBITDA	57,532	29,354	86,886	43,978	30,519	74,497
Beneficial interest expense	(23,138)	(10,995)	(34,133)	(21,022)	(9,837)	(30,859)
Non-real estate depreciation	(597)		(597)	(615)		(615)
Preferred dividends and distributions	(6,400)		(6,400)	(6,400)		(6,400)

Funds from Operations contribution (3)	27,397	18,359	45,756	15,941	20,682	36,623

Net straightline adjustments to rental revenue and
ground rent expense at TRG %			901			257

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	Discontinued operations for the three months ended December 31, 2003 and 2002 include the results of Biltmore Fashion Park.

(3)	For the three months ended December 31, 2002, EBITDA and FFO were restated from amounts previously reported to include costs related to the unsolicited tender offer of $5.1 million and previously excluded from EBITDA and FFO.

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TAUBMAN CENTERS, INC.
Income Statement
For the Years Ended December 31, 2003 and 2002

(in thousands of dollars)

	2003			2002
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	TOTAL	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	TOTAL

REVENUES:
Minimum rents	207,539	199,965	407,504	185,395	185,189	370,584
Percentage rents	4,821	3,743	8,564	4,403	3,463	7,866
Expense recoveries	125,627	103,866	229,493	114,619	94,247	208,866
Management, leasing and development	22,088		22,088	22,654		22,654
Other	28,408	12,414	40,822	29,111	9,221	38,332

Total revenues	388,483	319,988	708,471	356,182	292,120	648,302

OPERATING COSTS:
Recoverable expenses	111,522	87,816	199,338	100,758	81,598	182,356
Other operating	37,089	22,599	59,688	31,600	23,121	54,721
Charge related to technology investments				8,125		8,125
Costs related to unsolicited tender offer, net of recoveries	24,832		24,832	5,106		5,106
Management, leasing and development	19,359		19,359	20,025		20,025
General and administrative	24,591		24,591	20,584		20,584
Interest expense	84,194	82,744	166,938	77,479	77,044	154,523
Depreciation and amortization	92,344	55,769	148,113	78,402	56,979	135,381

Total operating costs	393,931	248,928	642,859	342,079	238,742	580,821

	(5,448)	71,060	65,612	14,103	53,378	67,481

Equity in income of Unconsolidated Joint Ventures	36,740			27,912

Income before discontinued operations
and minority and preferred interests	31,292			42,015
Discontinued operations: (2)
Gains on dispositions of interests in centers	49,578			12,349
EBITDA	10,418			12,851
Interest	(5,888)			(6,188)
Depreciation	(3,227)			(5,196)
Minority and preferred interests:
TRG preferred distributions	(9,000)			(9,000)
Minority interest in consolidated joint ventures	164			421
Minority share of income of TRG	(28,189)			(17,397)
Distributions in excess of minority share of income	(7,312)			(15,429)

Net income	37,836			14,426
Series A preferred dividends	(16,600)			(16,600)

Net income (loss) allocable to common shareowners	21,236			(2,174)

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (3)	181,508	209,573	391,081	182,835	187,401	370,236
EBITDA - outside partners' share	(3,950)	(95,867)	(99,817)	(8,561)	(83,412)	(91,973)

Beneficial interest in EBITDA	177,558	113,706	291,264	174,274	103,989	278,263
Beneficial interest expense	(87,399)	(43,320)	(130,719)	(78,713)	(39,411)	(118,124)
Non-real estate depreciation	(2,474)		(2,474)	(2,699)		(2,699)
Preferred dividends and distributions	(25,600)		(25,600)	(25,600)		(25,600)

Funds from Operations contribution (3)	62,085	70,386	132,471	67,262	64,578	131,840

Net straightline adjustments to rental revenue and
ground rent expense at TRG %			2,248			1,842

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	Discontinued operations for the year ended December 31,2003 include the results of Biltmore Fashion Park. Discontinued operations for the year ended December 31, 2002 include the results of Biltmore Fashion Park, and La Cumbre Plaza and Paseo Nuevo through the dates of their disposition.

(3)	For the year ended December 31, 2002, EBITDA and FFO were restated from amounts previously reported to include costs related to the unsolicited tender offer of $5.1 million and charges related to technology investments of $8.1 million recognized during 2002 and previously excluded from EBITDA and FFO.

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TAUBMAN CENTERS, INC.
Reconciliation of Net Income (Loss) to Funds from Operations
For the Periods Ended December 31, 2003 and 2002

(in thousands of dollars)

	Three Months Ended		Year Ended
	2003	2002	2003	2002
Net income (loss) allocable to common shareowners	51,689	(1,343)	21,236	(2,174)

Add (less) depreciation and gains on dispositions of properties:
Gains on disposition of interests in centers	(49,578)	(325)	(49,578)	(12,349)
Depreciation and amortization:
Consolidated businesses at 100%	26,748	20,943	92,344	78,402
Minority partners in consolidated joint ventures	(99)	(898)	(1,431)	(4,028)
Discontinued operations		1,113	3,227	5,196
Share of unconsolidated joint ventures	8,448	9,408	33,646	36,666
Non-real estate depreciation	(597)	(615)	(2,474)	(2,699)

Add minority interests in TRG:
Minority share of income of TRG	27,660	3,356	28,189	17,397
Distributions (less than) in excess of minority share of income of TRG	(18,515)	4,984	7,312	15,429

Funds from Operations - TRG (1)	45,756	36,623	132,471	131,840

Funds from Operations - TCO (1)	27,454	22,748	80,049	81,569

(1)	TRG’s FFO for the three months and year ended December 31, 2003 includes costs, net of recoveries, of $(0.2) million and $24.8 million, incurred in connection with the unsolicited tender offer. TRG’s FFO for the three months and year ended December 31, 2002 includes costs of $5.1 million incurred in connection with the unsolicited tender offer. TRG’s FFO for the three months and year ended December 31, 2002 was restated from previously reported amounts to include these costs related to the unsolicited tender offer, previously excluded from FFO. FFO for the year ended December 31, 2002 was also restated to include charges related to technology investments of $8.1 million recognized during 2002 previously excluded from FFO. TCO’s share of TRG’s FFO is based on an average ownership of 60% and 62% during the three months and year ended December 31, 2003 and 2002, respectively.

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TAUBMAN CENTERS, INC.
Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended December 31, 2003 and 2002

(in thousands of dollars)

	Three Months Ended		Year Ended
	2003	2002	2003	2002
Net income (loss) allocable to common shareowners	51,689	(1,343)	21,236	(2,174)

Add (less) depreciation and gains on dispositions of properties:
Gains on dispositions of interests in centers	(49,578)	(325)	(49,578)	(12,349)
Depreciation and amortization:
Consolidated businesses at 100%	26,748	20,943	92,344	78,402
Minority partners in consolidated joint ventures	(99)	(898)	(1,431)	(4,028)
Discontinued operations	0	1,113	3,227	5,196
Share of unconsolidated joint ventures	8,448	9,408	33,646	36,666

Add minority interests in TRG:
Minority share of income of TRG	27,660	3,356	28,189	17,397
Distributions (less than) in excess of minority share of income of TRG	(18,515)	4,984	7,312	15,429

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	6,400	6,400	25,600	25,600
Interest expense for all businesses in continuing operations	43,122	39,277	166,938	154,523
Interest expense allocable to minority partners in consolidated joint ventures	(263)	(1,221)	(2,683)	(4,954)
Interest expense of discontinued operations	1,290	1,560	5,888	6,188
Interest expense allocable to outside partners in unconsolidated joint ventures	(10,016)	(8,757)	(39,424)	(37,633)

Beneficial interest in EBITDA - TRG (1)	86,886	74,497	291,264	278,263

(1)	TRG’s Beneficial Interest in EBITDA for the three months and year ended December 31, 2003 includes costs, net of insurance recoveries, of $(0.2) million and $24.8 million, respectively, incurred in connection with the unsolicited tender offer. TRG’s Beneficial Interest in EBITDA for the three months and year ended December 31, 2002 includes costs of $5.1 million incurred in connection with the unsolicited tender offer. TRG’s Beneficial Interest in EBITDA for the three months and year ended December 31, 2002 was restated from previously reported amounts to include these costs related to the unsolicited tender offer, previously excluded from Beneficial Interest in EBITDA. Beneficial Interest in EBITDA for the year ended December 31, 2002 was also restated to include charges related to technology investments of $8.1 million recognized during 2002 previously excluded from Beneficial Interest in EBITDA.

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TAUBMAN CENTERS, INC.
Reconciliation of Net Income (Loss) to Comparable Center Net Operating Income
For the Periods Ended December 31, 2003 and 2002

(in thousands of dollars)

	Three Months Ended		Year Ended
	2003	2002	2003	2002
Net income (loss) allocable to common shareowners	51,689	(1,343)	21,236	(2,174)

Add (less) depreciation and gains on dispositions of properties:
Gains on dispositions of interests in centers	(49,578)	(325)	(49,578)	(12,349)
Depreciation and amortization:
Consolidated businesses at 100%	26,748	20,943	92,344	78,402
Minority partners in consolidated joint ventures	(99)	(898)	(1,431)	(4,028)
Discontinued operations		1,113	3,227	5,196
Share of unconsolidated joint ventures	8,448	9,408	33,646	36,666

Add minority interests in TRG:
Minority share of income of TRG	27,660	3,356	28,189	17,397
Distributions (less than) in excess of minority share of income of TRG	(18,515)	4,984	7,312	15,429

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	6,400	6,400	25,600	25,600
Interest expense for all businesses in continuing operations	43,122	39,277	166,938	154,523
Interest expense allocable to minority partners in consolidated joint ventures	(263)	(1,221)	(2,683)	(4,954)
Interest expense of discontinued operations	1,290	1,560	5,888	6,188
Interest expense allocable to outside partners in unconsolidated joint ventures	(10,016)	(8,757)	(39,424)	(37,633)

Add EBITDA allocations to outside partners:
EBITDA allocable to minority partners in consolidated joint ventures	341	2,310	3,950	8,561
EBITDA allocable to outside partners in unconsolidated joint ventures	25,092	24,548	95,867	83,412

EBITDA at 100% - TRG (1)	112,319	101,355	391,081	370,236

Add (less) items excluded from shopping center Net Operating Income:
General and administrative expenses	6,517	5,785	24,591	20,584
Management, leasing and development services, net	(1,666)	(828)	(2,729)	(2,629)
Costs related to unsolicited tender offer, net of recoveries	(226)	5,106	24,832	5,106
Charge related to technology investments				8,125
Gains on peripheral land sales	(545)	(898)	(1,906)	(8,360)
Individually significant lease cancellation fees (2)		(1,394)	(7,116)	(3,701)
Dolphin CDD reversal in 2002				(2,867)
Straight-line of minimum rent	(1,486)	(779)	(4,613)	(4,061)
Non-center specific operating expenses and other	3,195	3,806	9,172	14,222

Net Operating Income - all centers at 100%	118,108	112,153	433,312	396,655

Less - Net Operating Income of non-comparable centers (3)	(33,639)	(29,226)	(124,181)	(94,373)

Net Operating Income - comparable centers at 100%	84,469	82,927	309,131	302,282

Net Operating Income - growth %	2%		2%

(1)	TRG’s EBITDA for the three months and year ended December 31, 2003 includes costs, net of insurance recoveries, of $(0.2) million and $24.8 million, respectively, incurred in connection with the unsolicited tender offer. TRG’s EBITDA for the three months and year ended December 31, 2002 includes costs of $5.1 million incurred in connection with the unsolicited tender offer. TRG’s EBITDA for the three months and year ended December 31, 2002 was restated from previously reported amounts to include these costs related to the unsolicited tender offer, previously excluded from EBITDA. EBITDA for the year ended December 31, 2002 was also restated to include charges related to technology investments of $8.1 million recognized during 2002 previously excluded from FFO.

(2)	The Company excludes individual lease cancellation fees in excess of $0.5 million from its computation of comparable center net operating income.

(3)	Includes centers opened in 2001, Biltmore Fashion Park, La Cumbre Plaza, The Mall at Millenia, Paseo Nuevo, Stony Point Fashion Park, Sunvalley, and Waterside Shops at Pelican Bay.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Balance Sheets
As of December 31, 2003 and December 31, 2002

(in thousands of dollars)

	As of
	December 31, 2003	December 31, 2002

Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	2,519,602	2,393,428
Accumulated depreciation and amortization	(450,515)	(375,738)

	2,069,087	2,017,690
Investment in Unconsolidated Joint Ventures	6,093	31,402
Cash and cash equivalents	30,403	32,470
Accounts and notes receivable	32,592	30,904
Accounts and notes receivable from related parties	1,679	3,887
Deferred charges and other assets	46,796	38,148
Assets of discontinued operations		115,206

	2,186,650	2,269,707

Liabilities:
Notes payable	1,495,777	1,463,725
Accounts payable and accrued liabilities	258,618	234,882
Dividends and distributions payable	13,481	13,746
Liabilities of discontinued operations		85,897

	1,767,876	1,798,250

Preferred Equity of TRG	97,275	97,275

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	80	80
Series B Non-Participating Convertible Preferred Stock	30	32
Common Stock	499	522
Additional paid-in capital	664,362	690,387
Accumulated other comprehensive income	(12,593)	(17,485)
Dividends in excess of net income	(330,879)	(299,354)

	321,499	374,182

	2,186,650	2,269,707

Combined Balance Sheet of Unconsolidated Joint Ventures (1):

Assets:
Properties	1,250,964	1,248,335
Accumulated depreciation and amortization	(331,321)	(287,670)

	919,643	960,665
Cash and cash equivalents	28,448	37,576
Accounts and notes receivable	16,504	16,487
Deferred charges and other assets	29,526	31,668

	994,121	1,046,396

Liabilities:
Notes payable	1,345,824	1,289,739
Accounts payable and other liabilities	61,614	91,596

	1,407,438	1,381,335

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(228,264)	(187,584)
Accumulated deficiency in assets - Joint Venture Partners	(181,009)	(142,835)
Accumulated other comprehensive income - TRG	(3,192)	(3,568)
Accumulated other comprehensive income - Joint Venture Partners	(852)	(952)

	(413,317)	(334,939)

	994,121	1,046,396

(1)	Amounts in this table exclude Waterside Shops at Pelican Bay, in which TRG acquired a 25% interest in December 2003.

Taubman Centers/13

TAUBMAN CENTERS, INC.
2004 Annual Outlook

(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended December 31, 2004

Guidance for Funds from Operations per share	$ 1.88	$ 1.92

Real estate depreciation - TRG	(1.40)	(1.33)

Depreciation of TCO's additional basis in TRG	(0.15)	(0.15)

Distributions in excess of earnings allocable to minority interest	(0.41)	(0.33)

Guidance for net income (loss) allocable to common shareholders	$ (0.08)	$ 0.11